UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2004

THE DOW CHEMICAL COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-3433 (Commission File Number)	38-1285128 (IRS Employer Identification No.)

2030 Dow Center, Midland, Michigan 48674
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:

(989) 636-1000

Not applicable
(Former name or former address, if changed since last report.)

Item 5. Other Events

E.I. du Pont de Nemours and Company issued a press release on April 8, 2004 containing a joint announcement by DuPont and The Dow Chemical Company. The text of that press release is contained in the attached Exhibit.

Item 7. Financial Statements and Exhibits

The following exhibit is filed as a part of this report:

Exhibit No. 99

News Release – DuPont and Dow Enter Into Agreements on DuPont Dow Elastomers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 12, 2004                     THE DOW CHEMICAL COMPANY

By: /S/_FRANK H. BROD
Name:  Frank H. Brod
Title: Vice President and
       Controller

EXHIBIT INDEX

EXHIBIT NO. 99 DESCRIPTION

DuPont and Dow Enter Into Agreements On DuPont Dow Elastomers